UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2020

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 West Ashton Blvd.

Lehi, Utah 84043

(Address of principal executive offices, including zip code)

(877) 404-4129

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	VSLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Supplemental Disclosures to the Proxy Statement/Prospectus

As previously announced, on July 6, 2020, Vivint Solar, Inc., a Delaware corporation (“Vivint Solar”), entered into an Agreement and Plan of Merger (the “merger agreement”) with Sunrun Inc., a Delaware corporation (“Sunrun”) and Viking Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Sunrun (“Merger Sub”), pursuant to which Merger Sub will merge with and into Vivint Solar, with Vivint Solar continuing as the surviving corporation (the “merger”).

This Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supplement the joint proxy statement/prospectus (the “joint proxy statement/prospectus”) (1) included in the Registration Statement on Amendment No. 1 to Form S-4, File No. 333-246371 (the “Registration Statement”), filed by Sunrun with the Securities and Exchange Commission (the “SEC”) on August 14, 2020 and declared effective by the SEC on September 2, 2020, (2) filed by Sunrun with the SEC as a prospectus on September 2, 2020, (3) filed by Vivint Solar with the SEC as a definitive proxy statement on Schedule 14A on September 2, 2020, and (4) mailed by Vivint Solar to its stockholders commencing on September 2, 2020. The information contained in this Form 8-K is incorporated by reference into the proxy statement/prospectus. Terms used in this Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement/prospectus.

Following the announcement of the merger agreement and as of the date of this Form 8-K, twelve lawsuits have been filed by alleged stockholders of Vivint Solar and Sunrun challenging the merger.

Sunrun, Vivint Solar and the other named defendants deny that they have violated any laws or breached any duties to Sunrun’s or Vivint Solar’s stockholders and believe that these lawsuits are without merit and that no supplemental disclosure is required to the joint proxy statement/prospectus under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the merger that could result from further litigation, Sunrun and Vivint Solar are providing the supplemental disclosures set forth in this Form 8-K. The supplemental information contained in this Form 8-K should be read in conjunction with the joint proxy statement/prospectus, which we urge you to read in its entirety. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the extent that information in this Form 8-K differs from, or updates information contained in, the proxy statement/prospectus, the information in this Form 8-K shall supersede or supplement the information in the proxy statement/prospectus. The information contained in this supplement speaks only as of September 22, 2020, unless the information specifically indicates that another date applies. Except as otherwise described in this Form 8-K or the documents referred to, contained in or incorporated by reference in this Form 8-K, the proxy statement/prospectus, the annexes to the proxy statement/prospectus and the documents referred to, contained in or incorporated by reference in the proxy statement/prospectus are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the Vivint Solar virtual special meeting, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that Vivint Solar stockholders may have previously received or delivered. No action is required by any Vivint Solar stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures

All page references are to pages in the joint proxy statement/prospectus, and terms used below, unless otherwise defined, have the meanings set forth in the joint proxy statement/prospectus.

1.	The following disclosure replaces the fourth full paragraph on page 22 of the joint proxy statement/prospectus. The modified text is underlined below:

Additional complaints were filed on August 24, 25, 26, 27, and 31, and on September 4, 9, 11, and 18, 2020 in the United States District Court for the District of Delaware, the Eastern District of New York, the Southern District of New York, and the Northern District of California. Two of the complaints name as defendants each of the members of the Vivint Solar board and Vivint Solar (collectively, the “Vivint Solar Defendants”) and Sunrun and Merger Sub, while the four complaints filed in the Eastern and Southern Districts of New York, one of the complaints filed in the District of Delaware, and two of the complaints filed in the Northern District of California name only the Vivint Solar Defendants. One of the complaints filed in the Northern District of California names only Sunrun and the Sunrun board as defendants. All assert violations of Section 14(a) and 20(a) of the Exchange Act and Rule 14a-9, alleging that the Registration Statement on Form S-4 omitted or misrepresented material information regarding the merger. The complaints filed between August 24, 27, and September 4, 9, 11 and 18 all additionally assert a violation of Section 20(a) of the Exchange Act.

2.	The following disclosure replaces the third paragraph on page 74 of the joint proxy statement/prospectus. The modified text is underlined below:

During the second half of 2019, members of Vivint Solar’s management and the Vivint Solar Board conferred with Morgan Stanley and BofA Securities and discussed the possibility of commencing a process to explore a potential strategic transaction. Vivint Solar ultimately selected Morgan Stanley to act as its lead financial advisor and BofA Securities to act as an additional financial advisor in connection with a potential strategic transaction. Vivint Solar determined to engage two financial advisors, among other things, in light of the potential complexity of a possible strategic transaction and the number of prospective counterparties anticipated to be contacted in such process. Vivint Solar selected each of Morgan Stanley and BofA Securities based on its respective experience in transactions similar to the potential strategic transaction, qualifications, expertise and reputation and its knowledge of Vivint Solar and its business and the industries in which Vivint Solar conducts its business. During this time, members of Vivint Solar management, with the assistance of Vivint Solar’s advisors, prepared a “confidential information presentation” and assembled materials for an online data room in anticipation of a potential strategic transaction. Representatives of 313 Acquisition also participated in this process.

3.	The following disclosure replaces the last paragraph on page 74 (continuing to the top of page 75) of the joint proxy statement/prospectus. The modified text is underlined below:

Beginning in early January 2020, at the direction of members of the Vivint Solar Board, representatives of Morgan Stanley and BofA Securities, on behalf of Vivint Solar, began to contact prospective counterparties in connection with a potential strategic transaction. During the course of the strategic transaction outreach process, 24 prospective bidders were contacted, including 8 strategic parties and 16 financial parties. Of the 24 prospective bidders, 15 executed confidentiality agreements, including (1) Sunrun, (2) Party C, (3) Party D, (4) a private equity firm (“Party G”) and (5) a strategic party (“Party H”). The 15 confidentiality agreements generally restricted the counterparties from disclosing or using Vivint Solar confidential information furnished to them by or on behalf of Vivint Solar for any reason other than in connection with a potential strategic transaction with Vivint Solar. None of the 15 confidentiality agreements with the potential bidders restricted them from making unsolicited proposals to Vivint Solar or contained other standstill restrictions. In addition, except for the confidentiality agreement with Party C, none of the 15 confidentiality agreements with the potential bidders restricted them from soliciting for employment and/or hiring Vivint Solar employees. The confidentiality agreement with Party C contained a provision prohibiting Party C from soliciting members of senior management of Vivint Solar of whom Party C first became aware or with whom Party C first had contact as a result of Party C’s evaluation of a potential strategic transaction to terminate their employment with Vivint Solar, subject to certain customary exceptions. While Party F was contacted in the course of the strategic transaction process, Party F declined to sign a confidentiality agreement and did not participate in further conversations with Vivint Solar with respect to a potential strategic transaction. Party A, Party B and Party E were not contacted in the course of the strategic transaction process because a potential combination with Party A was not expected to be attractive to the Vivint Solar Board or Vivint Solar’s stockholders, Party B had previously indicated that it was interested in pursuing commercial opportunities with Vivint Solar rather than a potential strategic transaction and Party E had previously proposed an unattractive valuation for Vivint Solar and was not expected to propose a valuation that would be attractive to the Vivint Solar Board.

4.	The following disclosure replaces the first paragraph on page 80 of the joint proxy statement/prospectus. The modified text is underlined below:

In April 2020, Sunrun management prepared certain financial forecasts in connection with the potential transaction process, which were shared with the Sunrun Board. Certain of these forecasts were shared with Vivint Solar and Credit Suisse in connection with the potential transaction process. For more information, including a description of the items used to calculate various line items in the Sunrun Management Projections, see the section entitled “—Certain Sunrun Unaudited Prospective Financial Information” beginning on page 126, and the footnotes on pages 129 to 131 of this joint proxy statement/prospectus.

5.	The following disclosure replaces the second paragraph on page 87 of the joint proxy statement/prospectus. The modified text is underlined below:

On July 6, 2020, the Sunrun Board held a virtual board meeting, which was attended by Sunrun senior management. At the request of Sunrun senior management, representatives of Cooley and Axinn, Veltrop & Harkrider LLP (“Axinn”), outside counsel with respect to antitrust matters to Sunrun, and Credit Suisse, financial advisor to Sunrun, also attended the meeting. Ms. Jurich provided an update on discussions with Vivint Solar, including that Sunrun and Vivint Solar had agreed to an exchange ratio of 0.55. Ms. Steele then provided the Sunrun Board with a further update on the status of diligence, and Ms. Jurich provided an update regarding the discussions that she had with Mr. Bywater with respect to the pre-signing employment agreements with Mr. Bywater and Mr. Allred. Representatives of Cooley discussed the directors’ fiduciary duties in connection with the Sunrun Board’s evaluation of the potential strategic transaction with Vivint Solar. Representatives of Credit Suisse reviewed Credit Suisse’s financial analyses with respect to the transaction and rendered Credit Suisse’s oral opinion, confirmed by delivery of a written opinion, to the Sunrun Board to the effect that, as of such date and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse as described in such written opinion, the exchange ratio was fair, from a financial point of view, to Sunrun. The full text of the written opinion of Credit Suisse is attached to this joint proxy statement/prospectus as Annex B and is incorporated by reference in this joint proxy statement/prospectus in its entirety. See also the section entitled “—Opinion of Sunrun’s Financial Advisor” beginning on page 98 of this joint proxy statement/prospectus. For more information regarding the individual companies analyzed in Credit Suisse’s Selected Public Companies Analyses, see pages 101-102 in the section entitled “—Opinion of Sunrun’s Financial Advisor.” Representatives of Cooley and Axinn then provided an updated summary of the proposed terms of the merger agreement and the employment agreements that were anticipated to be entered into in connection with the transaction and described the resolutions the directors would be asked to consider if they were to approve the transaction. At the conclusion of the meeting, after careful review and discussion by the Sunrun Board, including consideration of the factors described below under the section entitled “Sunrun Board’s Recommendation and Reasons for the Merger,” the Sunrun Board (i) approved and declared advisable, fair to and in the best interests of Sunrun and its stockholders, the merger agreement, the merger and all other transactions, ancillary agreements, documents and other instruments identified in and contemplated by the merger agreement; and (ii) directed that the Sunrun share issuance proposal and the Sunrun adjournment proposal be submitted to the Sunrun stockholders for approval.

6.	The following disclosure replaces the first sentence of the last paragraph on page 101 of the joint proxy statement/prospectus. The modified text is underlined below:

Credit Suisse considered certain financial data for Sunrun and Vivint Solar, as well as Sunnova Energy International Inc., a company with publicly traded equity securities Credit Suisse deemed similar to Sunrun and Vivint Solar in one or more respects, including their respective industries, operations, and size.

7.	The following disclosure replaces the fifth full paragraph on page 108 of the joint proxy statement/prospectus. The modified text is underlined below:

Morgan Stanley performed a trading comparables analysis, which is intended to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared publicly available financial information for Vivint Solar with comparable publicly available financial information for Sunrun and Sunnova Energy International Inc. (“Sunnova”). Morgan Stanley reviewed certain financial information of Sunnova, a public company that shares similar business characteristics to Vivint Solar based upon Sunnova’s public filings, investor presentations and research analyst reports. Morgan Stanley utilized in its analyses described below (i) a net debt amount for Vivint Solar of $1.6 billion as of March 31, 2020 as publicly reported by Vivint Solar and (ii) the number of outstanding shares of Vivint Solar common stock on a fully diluted basis applying the treasury stock method using shares, options, and restricted stock units and performance-based restricted stock units projected by Vivint Solar’s management to be outstanding as of July 2, 2020, which projections included (A) 125.4 million shares outstanding of common stock, (B) 5.1 million stock options at a weighted average exercise price of $5.23, and (C) an aggregate of 6.0 million restricted stock units and performance-based restricted stock units. The fully diluted shares outstanding calculation excludes any dilutive effects from Vivint Solar LTIP Awards under the Vivint Solar LTIP Plans, as defined performance targets thereunder were not assumed to be satisfied at the valuation date.

8.	The following disclosure replaces the second and third paragraphs on page 110 of the joint proxy statement/prospectus. The modified text is underlined below:

Morgan Stanley performed a pre-tax levered discounted cash flow analysis, which is intended to provide an implied value of a company by calculating the present value of the estimated future free cash flows and terminal value of such company.

Morgan Stanley first calculated the equity value of Vivint Solar’s systems installed as of December 31, 2019, referred to herein as “Vivint Solar AssetCo”, which value was calculated as the estimated levered free cash flows that management of Vivint Solar forecasted Vivint Solar to generate during calendar years 2020 through 2050 from such systems, plus current unrestricted excess cash from the Vivint Solar holding company loan facility financing announced on June 2, 2020. Such cash flows were then discounted to present value as of June 30, 2020 using discount rates ranging from 9.3% to 11.3%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a cost of equity for Vivint Solar (based on the capital asset pricing model). As inputs to the capital asset pricing model, Morgan Stanley took into account, among other things, risk free rate, levered beta, historical equity risk premium and, upon the application of Morgan Stanley’s professional judgment and experience, a +/- 1.0% sensitivity adjustment around the calculated value.

Morgan Stanley then calculated the equity value of Vivint Solar’s new systems forecasted to be installed from January 1, 2020 through 2024, referred to herein as “Vivint Solar DevCo”, which value was calculated as the estimated present value of the levered cash flows that management of Vivint Solar forecasted Vivint Solar to generate during calendar years 2020 through 2024 from such systems, plus a terminal equity value based on a one-year forward EBITDA multiple.

9.	The following disclosure replaces the third paragraph on page 111 of the joint proxy statement/prospectus. The modified text is underlined below:

For reference only and not as a component of its fairness analysis, Morgan Stanley reviewed future public market trading price targets for Vivint Solar common stock prepared and published by equity research analysts as of July 2, 2020 (the second to last full trading day prior to the meeting of the Vivint Solar Board to declare the advisability of the merger agreement and the transactions contemplated thereby, including the merger, and to approve the merger agreement and the consummation of the transactions contemplated thereby). These forward targets, as summarized below, reflected each analyst’s estimate of the future public market trading price of Vivint Solar common stock and were discounted to reflect present values using Vivint Solar’s cost of equity of 10.3%, which represented the mid-point of the aforementioned 9.3% to 11.3% discount rates range, which was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a cost of equity calculation for Vivint Solar (based on the capital asset pricing model). As inputs to the capital asset pricing model, Morgan Stanley took into account, among other things, risk free rate, levered beta, historical equity risk premium and, upon the application of Morgan Stanley’s professional judgment and experience, a +/- 1.0% sensitivity adjustment around the calculated value. Morgan Stanley compared the high and low price targets for Vivint Solar, each rounded to the nearest $0.25, to construct the price target range shown for reference.

Vivint Solar Equity Analysts Price Targets

Analyst (Date of Report)	Target Price
BofA Securities (June 3, 2020)	$12.50

Roth Capital Partners (June 20, 2020)	$15.00

Oppenheimer (May 8, 2020)	$11.00

JMP Securities (June 5, 2020)	$15.00

KeyBanc (May 13, 2020)	$12.00

Citigroup (February 4, 2020)	$11.00

Goldman Sachs (June 24, 2020)	$10.00

10.	The following disclosure replaces the first paragraph on page 112 of the joint proxy statement/prospectus. The modified text is underlined below:

Morgan Stanley performed a trading comparables analysis, which is intended to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared publicly available financial information for Sunrun with comparable publicly available financial information for Vivint Solar and Sunnova. Morgan Stanley utilized in its analyses described below (i) a net debt amount for Sunrun of $3.2 billion as of March 31, 2020 as publicly reported by Sunrun and (ii) the number of outstanding shares of Sunrun common stock on a fully diluted basis applying the treasury stock method using shares, options, and restricted stock units projected by Sunrun’s management to be outstanding as of July 2, 2020, which projections included (A) 122.4 million shares outstanding of common stock, (B) 10.5 million stock options at a weighted average exercise price of $8.02, and (C) 4.5 million restricted stock units.

11.

The following disclosure replaces the last paragraph on page 112 of the joint proxy statement/prospectus and the first and second paragraphs on page 113 of the joint proxy statement/prospectus. The modified text is underlined below:

Morgan Stanley performed a pre-tax levered discounted cash flow analysis, which is intended to provide an implied value of a company by calculating the present value of the estimated future free cash flows and terminal value of such company.

Morgan Stanley first calculated the equity value of Sunrun’s systems installed as of December 31, 2019, referred to herein as “Sunrun AssetCo”, which value was calculated as the estimated levered free cash flows that Sunrun is forecasted to generate during calendar years 2020 through 2050 from such systems. Financial data used in this analysis was based on the forecast prepared by Sunrun’s management and assumptions from Vivint Solar’s management. Such cash flows were then discounted to present value as of June 30, 2020 using discount rates ranging from 9.4% to 11.4%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a cost of equity calculation for Sunrun (based on the capital asset pricing model). As inputs to the capital asset pricing model, Morgan Stanley took into account, among other things, risk free rate, levered beta, historical equity risk premium and, upon the application of Morgan Stanley’s professional judgment and experience, a +/- 1.0% sensitivity adjustment around the calculated value.

Morgan Stanley then calculated the equity value of Sunrun’s new systems forecasted to be installed from January 1, 2020 through 2024, referred to herein as “Sunrun DevCo”, which value was calculated as the estimated present value of the levered cash flows that Sunrun is forecasted to generate during calendar years 2020 through 2024 from such systems, plus a terminal equity value based on a one-year forward EBITDA multiple. Financial data used in this analysis was based on the forecast prepared by Sunrun’s management and assumptions from Vivint Solar’s management for calendar years 2020 through 2024.

Morgan Stanley then estimated the terminal values of Sunrun DevCo at the end of the forecast period by using an EBITDA trading multiple ranging from 12.0x to 16.0x applied to Sunrun DevCo’s EBITDA in 2025 based on the forecast prepared by Sunrun’s management and assumptions provided by Vivint Solar’s management, less the Sunrun DevCo debt in the terminal year based on the forecast prepared by Sunrun’s management and assumptions from Vivint Solar’s management, resulting in a terminal equity value range of $566 million to $1.5 billion. The terminal value one-year forward EBITDA trading multiple range was selected based upon the application of Morgan Stanley’s professional judgment and experience and the two-year average one-year forward EBITDA trading multiple for Ameresco, Inc., Enphase Energy, Inc. and SolarEdge Technologies, Inc., which companies were selected because they are publicly traded companies similar to Sunrun DevCo. Such cash flows and terminal values were then discounted to present value as of June 30, 2020 using discount rates ranging from 9.4% to 11.4%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a cost of equity calculation for Sunrun (based on the capital asset pricing model).

12.	The following disclosure replaces the first paragraph on page 114 of the joint proxy statement/prospectus. The modified text is underlined below:

For reference only and not as a component of its fairness analysis, Morgan Stanley reviewed future public market trading price targets for Sunrun common stock prepared and published by equity research analysts as of July 2, 2020 (the second to last full trading day prior to the meeting of the Vivint Solar Board to declare the advisability of the merger agreement and the transactions contemplated thereby, including the merger, and to approve the merger agreement and the consummation of the transactions contemplated thereby). These forward targets, as summarized below, reflected each analyst’s estimate of the future public market trading price of Sunrun common stock and were discounted to reflect present values using Sunrun’s cost of equity of 10.4%, which represented the mid-point of the aforementioned 9.4% to 11.4% discount rates range, which was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a cost of equity calculation for Sunrun (based on the capital asset pricing model). As inputs to the capital asset pricing model, Morgan Stanley took into account, among other things, risk free rate, levered beta, historical equity risk premium and, upon the application of Morgan Stanley’s professional judgment and experience, a +/- 1.0% sensitivity adjustment around the calculated value. Morgan Stanley compared the high and low price targets for Sunrun, each rounded to the nearest $0.25, to construct the price target range shown for reference.

Sunrun Equity Analysts Price Targets

Analyst (Date of Report)	Target Price
Roth Capital Partners (June 20, 2020)	$30.00

JMP Securities (May 7, 2020)	$19.00

Oppenheimer (May 7, 2020)	$23.00

Barclays (May 18, 2020)	$23.00

Credit Suisse (June 15, 2020)	$29.00

Morgan Stanley (June 19, 2020)	$15.00

BofA Securities (May 20, 2020)	$19.50

Goldman Sachs (June 24, 2020)	$23.00

J.P. Morgan (June 22, 2020)	$24.00

UBS (May 6, 2020)	$11.00

13.	The following disclosure replaces the fourth paragraph on page 114 of the joint proxy statement/prospectus. The modified text is underlined below:

Morgan Stanley performed a trading comparables analysis, which is intended to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared publicly available financial information for the pro forma combined company with comparable publicly available financial information for Vivint Solar, Sunrun and Sunnova. Morgan Stanley utilized in its analyses described below (i) the combined net debt amount for each of Vivint Solar and Sunrun as of March 31, 2020 as publicly reported by Vivint Solar and Sunrun, respectively, and (ii) the number of outstanding shares of Sunrun common stock on a fully diluted basis applying the treasury stock method using shares, options, and restricted stock units projected by Sunrun’s management to be outstanding as of July 2, 2020, which projections included (A) 122.4 million shares outstanding of common stock, (B) 10.5 million stock options at a weighted average exercise price of $8.02, (C) an aggregate of 4.5 million restricted stock units and performance-based restricted stock units, and (D) 75.1 million new shares of common stock issued to stockholders of Vivint Solar in connection with the merger. The dilutive impact of Vivint Solar LTIP Awards under the Vivint Solar LTIP Plans on the pro forma fully diluted shares outstanding calculation assumed all awards outstanding at the time of the analysis would be cancelled and terminated immediately prior to the consummation of the merger and replaced with restricted stock units issued by Sunrun in an amount determined based on a 0.55x exchange ratio and taking into account the associated $1.00 exercise price, as contemplated by the most current draft of the merger agreement provided to Morgan Stanley as of the time of the analysis.

14.

The following disclosure replaces the third and fourth full paragraphs on page 115 of the joint proxy statement/prospectus and the first full paragraph on page 116 of the joint proxy statement/prospectus. The modified text is underlined below:

Morgan Stanley performed a pre-tax levered discounted cash flow analysis, which is intended to provide an implied value of a company by calculating the present value of the estimated future free cash flows and terminal value of such company.

Morgan Stanley first calculated the combined equity value of Vivint Solar AssetCo and Sunrun AssetCo, which value was calculated as the estimated levered free cash flows that Vivint Solar and Sunrun are forecasted to generate during calendar years 2020 through 2050 from systems installed as of December 31, 2019, plus current unrestricted excess cash from the Vivint Solar holding company loan facility financing announced on June 2, 2020. Financial data used in this analysis was based on forecasts prepared by the managements of Vivint Solar and Sunrun and assumptions provided by Vivint Solar’s management. Such cash flows were then discounted to present value as of June 30, 2020 using discount rates ranging from 9.3% to 11.3%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a blended cost of equity for Vivint Solar and Sunrun based on the capital asset pricing model, utilizing an aggregate value-weighted unlevered beta based on Vivint Solar’s and Sunrun’s betas as of July 2, 2020 and their publicly reported net debt as of March 31, 2020, which was relevered using the pro forma capital structure.

Morgan Stanley then calculated the combined equity value of Vivint Solar DevCo and Sunrun DevCo,

which value was calculated as the estimated present value of the levered cash flows that Vivint Solar and Sunrun are forecasted to generate during calendar years 2020 through 2024 from new systems forecasted to be installed from January 1, 2020 through 2024, plus synergies that increase to an annual runrate of approximately $90 million beginning in 2023, plus a terminal equity value based on a one-year forward EBITDA multiple. Financial data used in this analysis was based on forecasts prepared by the managements of Vivint Solar and Sunrun for calendar years 2020 through 2024 and assumptions provided by Vivint Solar’s management.

Morgan Stanley then estimated the combined terminal values of Vivint Solar DevCo and Sunrun DevCo at the end of the forecast period by using an EBITDA trading multiple ranging from 12.0x to 16.0x applied to Vivint Solar DevCo’s and Sunrun DevCo’s combined EBITDA in 2025 based on forecasts prepared by the managements of Vivint Solar and Sunrun and assumptions provided by Vivint Solar’s management, plus runrate synergies of approximately $90 million, less the Vivint Solar and Sunrun DevCo debt in the terminal year based on forecasts prepared by the managements of Vivint Solar and Sunrun and assumptions provided by Vivint Solar’s management, resulting in a terminal equity value range of $1.3 billion to $2.8 billion. The terminal value one-year forward EBITDA trading multiple range was selected based upon the application of Morgan Stanley’s professional judgment and experience and the two-year average one-year forward EBITDA trading multiple for Ameresco, Inc., Enphase Energy, Inc. and SolarEdge Technologies, Inc., which companies were selected because they are publicly traded companies similar to Vivint Solar DevCo and Sunrun DevCo. Such cash flows were then discounted to present value as of June 30, 2020 using discount rates ranging from 9.3% to 11.3%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect a blended cost of equity for Vivint Solar and Sunrun based on the capital asset pricing model, utilizing an aggregate value-weighted unlevered beta based on Vivint Solar’s and Sunrun’s betas as of July 2, 2020 and their publicly reported net debt as of March 31, 2020, which was relevered using the pro forma capital structure.

15.	The following disclosure replaces the second full paragraph on page 121 of the joint proxy statement/prospectus. The modified text is underlined below:

In performing a selected publicly traded companies analysis of Vivint Solar, BofA Securities reviewed publicly available financial and stock market information for Vivint Solar and the following publicly traded companies that, in the professional judgment of BofA Securities, were considered based on, among other things, their respective industries, operations and size, relevant for purposes of its analysis in the solar energy industry:

16.	The following disclosure replaces the last paragraph on page 121 of the joint proxy statement/prospectus. The modified text is underlined below:

BofA Securities reviewed, among other information, enterprise values of the selected companies, calculated as equity values based on closing stock prices on July 6, 2020, plus total debt and debt-like items, less cash and cash equivalents, as a multiple of estimated gross retained value (based on such companies’ disclosures) as of March 31, 2020. For purposes of its analysis, BofA Securities calculated “gross retained value” (i) in the case of Vivint Solar, as “Gross Retained Value” as defined in Vivint Solar’s most recent public filings, (ii) in the case of Sunrun, as “Gross Retained Earnings” as defined in Sunrun’s most recent public filings, and (iii) in the case of Sunnova as “Estimated Gross Contracted Customer Value” as defined in Sunnova’s most recent public filings. BofA Securities also reviewed, among other information, equity values of the selected companies based on closing stock prices on July 6, 2020, as a multiple of net retained value as of March 31, 2020. For purposes of its analysis, BofA Securities calculated “net retained value” (i) in the case of Vivint Solar, as “Net Retained Value” as defined in Vivint Solar’s latest filings, (ii) in the case of Sunrun, as “Net Earning Assets”, as defined in Sunrun’s latest filings, and (iii) in the case of Sunnova, as “Estimated Net Customer Value”, as defined in Sunnova’s latest filing, less inventory, prepaid inventory and inventory receivable. Financial data of the selected companies and for Vivint Solar were based on public filings and publicly available Wall Street research analysts’ estimates. The enterprise value to gross retained value multiples observed for the selected companies were 1.3x and 1.4x for Sunnova and Sunrun, respectively, and the equity value to net retained value multiples observed for the selected companies were 1.5x and 1.8x for Sunnova and Sunrun, respectively. BofA Securities noted that the enterprise value to gross retained value multiple observed for Vivint Solar was 1.2x and the equity value to net retained value multiple observed for Vivint Solar was 1.1x.

17.	The following disclosure replaces the second paragraph on page 122 of the joint proxy statement/prospectus. The modified text is underlined below:

BofA Securities performed a discounted cash flow analysis of Vivint Solar by calculating the estimated present value as of June 30, 2020 of the stand-alone, levered, after-tax free cash flows that Vivint Solar was forecasted to generate from its existing aggregate portfolio of installed PPA/Lease solar energy systems, referred to in this section as “Vivint Solar OpCo”, during calendar years 2020 through 2049, based on the Updated Forecasts, and the stand-alone, levered, after-tax free cash flows that Vivint Solar was forecasted to generate from sales, assuming a certain financing strategy of future solar energy systems, referred to in this section as “Vivint Solar DevCo”, during calendar years 2020 through 2027, based on the Updated Forecasts. BofA Securities calculated terminal values for the cash flows from Vivint Solar DevCo by applying to Vivint Solar’s stand-alone, net retained value attributable to assets not otherwise included in Vivint Solar OpCo as of the end of the terminal year of approximately $1.279 billion a selected range of net retained value exit multiples of 0.5x to 0.9x which were based on the average equity value to net retained value multiple for Vivint Solar over the period from March 31, 2018 through July 6, 2020 of 0.7x and BofA Securities’ professional judgment and experience. The cash flows and terminal values were discounted to present value as of June 30, 2020 using a selected range of discount rates of 9.0% to 12.0%, which were based on an estimate of Vivint Solar’s cost of equity, derived using the capital asset pricing model, which took into account, among other things, risk free rate, levered beta, and historical equity risk premium, and BofA Securities’ professional judgment and experience, referred to in this section as “Vivint Solar Cost of Equity”. This analysis indicated an approximate implied per share equity value reference range for the Vivint Solar common stock, ranging from $8.88 to $12.28.

18.	The following disclosure replaces the second bullet underneath the third paragraph on page 122 of the joint proxy statement/prospectus. The modified text is underlined below:

•

BofA Securities reviewed certain publicly available equity research analyst price targets from five research analysts (BofA Securities, JMP Securities, Roth Capital Partners, Oppenheimer and Citigroup) for the Vivint Solar common stock available as of July 6, 2020, and noted that the range of such price targets (discounted by one year at the mid-point of the Vivint Solar Cost of Equity range) was $9.95 to $13.57 per share.

19.	The following disclosure replaces the fourth paragraph on page 122 of the joint proxy statement/prospectus. The modified text is underlined below:

In performing a selected publicly traded companies analysis of Sunrun, BofA Securities reviewed publicly available financial and stock market information for Sunrun and the following publicly traded companies that, in the professional judgment of BofA Securities, were considered based on, among other things, their respective industries, operations and size, relevant for purposes of its analysis in the solar energy industry:

20.	The following disclosure replaces the first full paragraph on page 123 of the joint proxy statement/prospectus. The modified text is underlined below:

BofA Securities reviewed, among other information, enterprise values of the selected companies, calculated as equity values based on closing stock prices on July 6, 2020, plus total debt, debt-like assets, less cash and cash equivalents, as a multiple of estimated gross retained value as of March 31, 2020. BofA also reviewed, among other information, equity values of the selected companies based on closing stock prices on July 6, 2020, as a multiple of net retained value as of March 31, 2020. Financial data of the Sunrun selected companies and for Sunrun were based on public filings and publicly available Wall Street research analysts’ estimates. The enterprise value to gross retained value multiples observed for the selected companies were 1.2x and 1.3x for Vivint Solar and Sunnova, respectively, and the equity value to net retained value multiples observed for the selected companies were 1.1x and 1.5x for Vivint Solar and Sunnova, respectively. BofA Securities noted that the enterprise value to gross retained value multiple observed for Sunrun was 1.4x and the equity value to net retained value multiple observed for Sunrun was 1.8x.

21.	The following disclosure replaces the third full paragraph on page 123 of the joint proxy statement/prospectus. The modified text is underlined below:

BofA Securities performed a discounted cash flow analysis of Sunrun by calculating the estimated present value as of June 30, 2020 of the stand-alone, levered, after-tax free cash flows that Sunrun was forecasted to generate from its existing aggregate portfolio of installed PPA/Lease solar energy systems, referred to in this section as “Sunrun OpCo”, during calendar years 2020 through 2049, based on the Vivint Solar–extrapolated Sunrun forecasts, and the stand-alone, levered, after-tax free cash flows that Sunrun was forecasted to generate from sales of newly installed solar energy systems, referred to in this section as “Sunrun DevCo”, during calendar years 2020 through 2027, based on the Vivint Solar–extrapolated Sunrun forecasts. BofA Securities calculated terminal values for the cash flows from Sunrun DevCo by applying to Sunrun’s stand-alone, net retained value attributable to assets not otherwise included in Sunrun OpCo as of the end of the terminal year of approximately $1.732 billion a selected range of net retained value exit multiples of 1.1x to 1.5x which were based on the average equity value to net retained value multiple for Sunrun over the period from March 31, 2018 through July 6, 2020 of 1.3x and BofA Securities’ professional judgment and experience. The cash flows and terminal values were discounted to present value as of June 30, 2020 using a selected range of discount rates of 10.0% to 13.5%, which were based on an estimate of Sunrun’s cost of equity, derived using the capital asset pricing model, which took into account, among other things, risk free rate, levered beta, and historical equity risk premium, and BofA Securities’ professional judgment and experience, referred to in this section as “Sunrun Cost of Equity”. This analysis indicated an approximate implied per share equity value reference range for the Sunrun common stock, ranging from $13.14 to $17.91.

22.	The following disclosure replaces the second bullet underneath the fourth full paragraph on page 123 of the joint proxy statement/prospectus. The modified text is underlined below:

•

BofA Securities reviewed certain publicly available equity research analyst price targets from seven research analysts (BofA Securities, Barclays, Roth Capital Partners, JMP Securities, Oppenheimer, J.P. Morgan and Credit Suisse) for the Sunrun common stock available as of July 6, 2020, and noted that the range of such price targets (discounted by one year at the mid-point of the Sunrun Cost of Equity range) was $16.11 to $26.85 per share.

23.	The following disclosure replaces the third paragraph on page 124 of the joint proxy statement/prospectus. The modified text is underlined below:

BofA securities performed a Has / Gets Analysis to calculate the theoretical change in value for Vivint Solar stockholders resulting from the merger based on a comparison of (i) the pro forma ownership by Vivint Solar stockholders of Sunrun giving effect to the merger, and (ii) the 100% ownership by Vivint Solar stockholders of the Vivint Solar common stock on a stand-alone basis. For Vivint Solar on a stand-alone basis, BofA Securities used the reference range obtained in its discounted cash flow analysis described above under “Summary of Material Vivint Solar Financial Analyses—Discounted Cash Flow Analysis”. BofA Securities then performed the same analysis with respect to Sunrun on a pro forma basis, giving effect to the merger by calculating the range of implied per share equity values allocable to Vivint Solar stockholders on a pro forma basis, assuming 36% pro forma ownership, based on the exchange ratio, assuming a closing date of June 30, 2020 and utilizing the results of the standalone discounted cash flow analyses for Vivint Solar and Sunrun described above under “Summary of Material Vivint Solar Financial Analyses—Discounted Cash Flow Analysis” and under “Summary of Material Sunrun Financial Analyses—Discounted Cash Flow Analysis”, and taking into account the Synergies (net of after-tax costs to achieve such Synergies). BofA Securities calculated the present value of the Synergies (net of after-tax costs to achieve such Synergies) as of June 30, 2020 by discounting the estimated after-tax Synergies (net of after-tax cost costs to achieve such Synergies) during 2020 through 2023 using a discount rate range of 10.00% to 13.50%, which was based on the Sunrun Cost of Equity. BofA Securities also calculated a terminal value for the Synergies by applying a perpetuity growth rate of 0% to 1%, which was based on BofA Securities’ professional judgment and experience, to the after-tax Synergies in the terminal year of approximately $90 million. BofA Securities used a discount rate range of 10.00% to 13.50%, which was based on the Sunrun Cost of Equity, to calculate the present value of the terminal value as of June 30, 2020. BofA securities then compared these implied per share equity value reference ranges to the implied per share equity value reference ranges derived for Vivint Solar on a standalone basis utilizing the results of the standalone discounted cash flow analyses for Vivint Solar described above.

24.	The following disclosure replaces the last paragraph on page 136 (continuing to the top of page 137) of the joint proxy statement/prospectus. The modified text is underlined below:

Sunrun’s management prepared and provided to the Sunrun Board, Credit Suisse, members of Vivint Solar management and the Vivint Solar Board, estimates of cost and revenue synergies and other pro forma effects, including the costs to achieve such synergies and other pro forma effects, referred to as the estimated synergies, that Sunrun could achieve after completion of the merger. Management expected annual run rate cost synergies of approximately $90 million. This amount would be obtained primarily from consolidating and optimizing branch footprint, reducing redundant spending on technology systems, scaling proprietary racking technology, and improving procurement and supply chain sourcing capabilities. Sunrun also expects to realize scale benefits from shared corporate functions including accounting, HR, legal, and policy and reducing the expenses of maintaining two separate public companies. The estimated revenue synergies are expected to come over time primarily as a result of Sunrun’s ability to generate enhanced value creation for customers and stockholders from a larger base of solar assets. Sunrun expects to be able to offer batteries to a larger base of existing solar customers, to offer increased value in grid service partnerships from expanded scale in local markets, to realize efficiencies from larger-scale project finance capital raising activities, and to benefit from the opportunity to build an even stronger and more recognizable consumer brand. The estimated synergies assume that the expected benefits of the merger will be realized, including that no restrictions, terms or other conditions would be imposed in connection with the receipt of any necessary governmental, regulatory or other approvals or consents in connection with the completion of the merger. These projected synergies were discussed at various Sunrun board meetings. For more information about what was discussed at each meeting, see the section above entitled “Background of the Merger.” These projected synergies are also subject to uncertainties regarding the COVID-19 pandemic and its potential future impact on the business. See the sections above entitled “—Certain Sunrun Unaudited Prospective Financial Information” and “—Certain Vivint Solar Unaudited Prospective Financial Information” beginning on pages 126 and 131, respectively, of this joint proxy statement/prospectus for further information regarding the uncertainties underlying the estimated synergies as well as the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 37 and 39, respectively, of this joint proxy statement/ prospectus for further information regarding the uncertainties and factors associated with realizing the synergies in connection with the merger.

25.	The following disclosure replaces the last full paragraph on page 148 of the joint proxy statement/prospectus. The modified text is underlined below:

A fifth complaint (captioned Brown v. Vivint Solar, Inc., et al., No. 20-cv-06900 (S.D.N.Y.)) was filed on August 26, 2020 against the Vivint Solar Defendants. On August 27, a sixth complaint (captioned Alanazi v. Vivint Solar, Inc., et al., No. 20-cv-06926 (S.D.N.Y.)) and a seventh complaint (captioned Alvarez v. Vivint Solar, Inc., et al., No. 20-cv-4000 (E.D.N.Y.)) were filed against the Vivint Solar Defendants. An eighth complaint (captioned Silverberg v. Vivint Solar, Inc., et al., No. 20-cv-07051 (S.D.N.Y.)) was filed against the Vivint Solar Defendants on August 31, 2020. The Brown, Alanazi and Alvarez complaints allege that the Vivint Solar Defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 by omitting or misrepresenting material information in the Form S-4 relating to the merger, and the Alanazi complaint contains an additional allegation that the Vivint directors breached their fiduciary duty of candor and disclosure. The Silverberg complaint was filed as a purported class action, and alleges only a violation of Section 14(a) of the Exchange Act and Rule 14a-9. They do not allege any claims against the Sunrun Defendants. Additional complaints were filed against the Vivint Solar Defendants on September 4, 11, and 18, 2020 (captioned Bushansky v. Vivint Solar, Inc., et al., No. 5:20-cv-6277 (N.D. Cal.), Friedman v. Vivint Solar, Inc., et al., No. 5:20-cv-6402 (N.D. Cal.), and Federman v. Vivint Solar, Inc., et al., No. 1:20-cv-01257 (D. Del.), respectively), and against Sunrun and the Sunrun board on September 9, 2020 (captioned Patino v. Sunrun, Inc., et al., No. 3:20-cv-6357 (N.D. Cal.)). All of the complaints allege that the defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 by omitting or misrepresenting material information in the Form S-4 relating to the merger.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements based upon or relating to Sunrun’s and Vivint Solar’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements generally relate to future events or future financial or operating performance. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “will be,” “will likely result” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements may include, but are not limited to, statements concerning the expected benefits of the transaction; cost synergies and opportunities resulting from the transaction; Sunrun’s leadership position in the industry; the availability of rebates, tax credits and other financial incentives including solar renewable energy certificates, or SRECs, and federal and state incentives; regulations and policies related to net metering and interconnection limits or caps and decreases to federal solar tax credits; determinations by the Internal Revenue Service of the fair market value of Sunrun’s and Vivint Solar’s solar energy systems; changes in regulations, tariffs and other trade barriers and tax policy; the retail price of utility-generated electricity or electricity from other energy sources; federal, state and local regulations and policies governing the electric utility industry and developments or changes with respect to such regulations and policies; the ability of Sunrun and Vivint Solar to manage their supply chains (including the availability and price of solar panels and other system components and raw materials) and distribution channels and the impact of natural disasters and other events beyond their control; the ability of Sunrun and Vivint Solar and their industry to manage recent and future growth, product offering mix, and costs (including, but not limited to, equipment costs) effectively, including attracting, training and retaining sales personnel and solar energy system installers; Sunrun’s and Vivint Solar’s strategic partnerships and expected benefits of such partnerships; the sufficiency of Sunrun’s and Vivint Solar’s cash, investment fund commitments and available borrowings to meet anticipated cash needs; the need and ability of Sunrun and Vivint Solar to raise capital, refinance existing debt and finance their respective obligations and solar energy systems from new and existing investors; the potential impact of interest rates on Sunrun’s and Vivint Solar’s interest expense; the course and outcome of litigation and investigations and the ability of Sunrun and Vivint Solar to consummate the transactions contemplated by the definitive transaction agreement in a timely manner or at all. These statements are not guarantees of future performance; they reflect Sunrun’s and Vivint Solar’s current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement or the failure to satisfy the closing conditions; the possibility that the consummation of the proposed transactions is delayed or does not occur, including the failure of the parties’ stockholders to approve the proposed transactions; uncertainty regarding the timing of the receipt of required regulatory approvals for the merger and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the merger as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all; the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the definitive transaction agreement; challenges, disruptions and costs of closing, integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected; risks that the merger and other transactions contemplated by the definitive transaction agreement disrupt current plans and operations that may harm the parties’ businesses; the amount of any costs, fees, expenses, impairments and charges related to the merger; uncertainty as to the effects of the announcement or pendency of the merger on the market price of the parties’ respective common stock and/or on their respective financial performance; uncertainty as to the long-term value of Sunrun’s and Vivint Solar’s common stock; the ability of Sunrun and Vivint Solar to raise capital from third parties to grow their business; any rise in interest rates which would increase the cost of capital; the ability to meet covenants in investment funds and debt facilities; the potential inaccuracy of the assumptions employed in calculating operating metrics; the failure of the energy industry to develop to the size or at the rate Sunrun and Vivint Solar expect; and the inability of Sunrun and Vivint Solar to finance their solar service offerings to customers on an economically viable basis. These risks and uncertainties may be amplified by the ongoing COVID-19 pandemic, which has caused significant economic uncertainty and negative impacts on capital and credit markets. The extent to which the COVID-19 pandemic impacts Sunrun’s and Vivint Solar’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, many of which are unpredictable, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the pandemic or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

Any financial projections in this filing are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Sunrun’s and Vivint Solar’s control. While all projections are necessarily speculative, Sunrun and Vivint Solar believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this filing should not be regarded as an indication that Sunrun and Vivint Solar, or their representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Sunrun’s registration statement on Form S-4, filed with the United States Securities and Exchange Commission (“SEC”) on August 14, 2020 (Registration No. 333-246371) (as amended on September 1, 2020, the “registration statement”) and Sunrun’s and Vivint Solar’s most recent reports on Form 10-K, Form 10-Q, Form 8-K and other documents on file with the SEC. These forward-looking statements represent estimates and assumptions only as of the date made. Unless required by federal securities laws, Sunrun and Vivint Solar assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this document with the understanding that Sunrun’s and Vivint Solar’s actual future results may be materially different from what Sunrun and Vivint Solar expect. Sunrun and Vivint Solar qualify all of their forward-looking statements by these cautionary statements.

Additional Information and Where to Find It

In connection with the merger, Sunrun filed with the SEC the registration statement, which included a document that serves as a prospectus of Sunrun and a joint proxy statement of Sunrun and Vivint Solar (the “joint proxy statement/prospectus”). The SEC declared the registration statement effective on September 2, 2020, and the joint proxy statement/prospectus was first mailed to stockholders of Sunrun and Vivint Solar on or about September 2, 2020. Each of Sunrun and Vivint Solar may file other documents regarding the merger with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF SUNRUN AND VIVINT SOLAR ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain copies of the registration statement, joint proxy statement/prospectus and other documents filed by Sunrun and Vivint Solar with the SEC, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Sunrun will also be made available free of charge on Sunrun’s website at http://investors.sunrun.com/ under the heading “Filings & Financials” and then under the subheading “SEC Filings.” Copies of documents filed with the SEC by Vivint Solar will also be made available free of charge on Vivint Solar’s website at http://investors.vivintsolar.com/ under the link “Financial Information” and then under the heading “SEC Filings.”

Participants in the Solicitation

Sunrun and Vivint Solar and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Sunrun common stock and Vivint Solar common stock in respect of the proposed transaction. Information about Sunrun’s directors and executive officers is set forth in Sunrun’s Form 10-K for the year ended December 31, 2019 and the proxy statement for Sunrun’s 2020 Annual Meeting of Stockholders, which were filed with the SEC on February 27, 2020 and April 17, 2020, respectively. Information about Vivint Solar’s directors and executive officers is set forth in Vivint Solar’s Form 10-K for the year ended December 31, 2019 and the proxy statement for Vivint Solar’s 2020 Annual Meeting of Stockholders, which were filed with the SEC on March 10, 2020 and April 24, 2020, respectively. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger. Investors should read the registration statement and the joint proxy statement/prospectus carefully before making any voting or investment decisions.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SOLAR, INC.

By:	/s/ C. Dan Black
C. Dan Black Chief Legal Officer, Executive Vice President & Secretary

Date: September 22, 2020

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